Exhibit 99.1
Protalix BioTherapeutics to Present at the UBS Global Life Sciences Conference
CARMIEL, Israel, September 13, 2010 (PR NEWSWIRE) — Protalix BioTherapeutics, Inc. (NYSE-AMEX: PLX, TASE:PLX), announced today that Dr. David Aviezer, Protalix’s president and CEO, will present at the UBS Global Life Sciences Conference on September 20, 2010 at 10:30 AM ET. The conference is being held September 20 — 22, 2010 at the Grand Hyatt Hotel in New York City.
An audio webcast of the presentation will be available on Protalix’s website, www.protalix.com, on the event calendar page.
About Protalix
Protalix is a biopharmaceutical company focused on the development and commercialization of proprietary recombinant therapeutic proteins expressed through its proprietary plant cell based expression system. Protalix’s ProCellEx™ presents a proprietary method for the expression of recombinant proteins that Protalix believes will allow for the cost-effective, industrial-scale production of recombinant therapeutic proteins in an environment free of mammalian components and viruses. Protalix is also advancing additional recombinant biopharmaceutical drug development programs. Taliglucerase alfa is an enzyme replacement therapy in development under a Special Protocol Assessment with the FDA for Gaucher disease. The Company’s new drug application (NDA) for taliglucerase alfa has been accepted by the U.S. Food and Drug Administration (FDA) and granted a Prescription Drug User Fee Act (PDUFA) action date of February 25, 2011.
Investor Contact:
Marcy Nanus
The Trout Group, LLC
Telephone: 646-378-2927
Email: mnanus@troutgroup.com